Exhibit 99.1

GCI REPORTS FOURTH QUARTER 2017 FINANCIAL RESULTS
Net Income of $48 million for the quarter and Net Loss of $25 million for the year
Consolidated Revenue of $236 million for the quarter and $919 million for the year
Pro Forma EBITDA of $76 million for the quarter and $305 million for the year

February 27, 2018, Anchorage, Alaska - GCI Liberty, Inc. (“GCI”) (NASDAQ: GNCMA) formerly known as General Communication, Inc. announces its results for the fourth quarter and year-end 2017.
Liberty Interactive Transaction Update:

As previously announced, GCI and Liberty Interactive Corporation signed an agreement to combine GCI with certain assets of the Liberty Ventures Group. We expect to close the transaction on March 9, 2018.

Operating and Financial Highlights

Our fourth quarter revenues were $236 million, an increase of $4 million sequentially and $3 million from the fourth quarter of 2016. Pro Forma EBITDA, which is Adjusted EBITDA plus $1 million of one-time transaction costs in the quarter, was $76 million. This is down $4 million from the previous quarter and up $8 million year-over-year.
This quarter we had Pro Forma EBITDA margins of 32 percent compared to 29 percent in the fourth quarter of 2016 and 35 percent in the third quarter of 2017.
Consumer
Consumer revenues of $113 million in the fourth quarter were up $3 million or 3 percent sequentially and $2 million or 2 percent year-over-year. Data and wireless revenues were up $2 million each year-over-year. During the quarter we experienced subscriber declines of 500 cable modems, 2,600 video subscribers and 4,100 wireless subscribers. The recession in Alaska is a significant contributing factor in our subscriber headwinds. The wireless subscriber losses were exacerbated by seasonal prepaid disconnects.
Business
GCI Business revenues of $122 million in the fourth quarter were up $1 million or 1 percent on both a sequential and year over year basis.

SG&A

SG&A expenses were $90 million during the quarter. Excluding the one-time transaction costs of $1 million, expenses were level sequentially and down $4 million or 4 percent year-over-year.

Leverage
After adding back the roaming adjustment and transaction costs, our net debt to Adjusted EBITDA was 4.65x for 2017.

2017 Guidance
With Pro Forma EBITDA of $305 million we achieved our guidance of $300 to $315 million excluding costs related to the Liberty transaction.
Capital expenditures of $167 million hit guidance of approximately $165 million in 2017.
2018 Guidance

Capital expenditures are expected to be approximately $170 million in 2018.

Use of Non-GAAP Measure

Pro-Forma and Adjusted EBITDA are presented herein and are non-GAAP measures. See our attached financials for a reconciliation of these non-GAAP measures to the nearest GAAP measure.

Pro-Forma EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

Due to the pending transactions between GCI and Liberty Interactive Corporation, GCI will not hold a conference call to review these results.
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI at www.gci.com.

Contact:
Media / Investors: Heather Handyside, 907.868.6838, hhandyside@gci.com

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GCI LIBERTY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)	December 31,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$15,622	19,297

Receivables	188,580	184,296
Less allowance for doubtful receivables	3,992	4,407
Net receivables	184,588	179,889

Prepaid expenses	21,206	18,599
Inventories	12,996	11,945
Other current assets	71	167
Total current assets	234,483	229,897

Property and equipment	2,754,667	2,614,875
Less accumulated depreciation	1,599,956	1,452,957
Net property and equipment	1,154,711	1,161,918

Goodwill	242,264	239,263
Cable certificates	191,635	191,635
Wireless licenses	93,753	92,347
Other intangible assets, net of amortization	75,697	74,444
Other assets	100,957	76,435
Total other assets	704,306	674,124
Total assets	$2,093,500	2,065,939

GCI LIBERTY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)

(Amounts in thousands)	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligations	$13,972	13,229
Accounts payable	54,073	72,937
Deferred revenue	38,047	37,618
Accrued payroll and payroll related obligations	32,044	30,305
Accrued liabilities	14,147	14,729
Accrued interest (including $5,132 to a related party at December 31, 2017 and 2016)	13,975	13,926
Subscriber deposits	1,271	917
Total current liabilities	167,529	183,661

Long-term debt, net (including $58,731 and $56,640 due to a related party at December 31, 2017 and 2016, respectively)	1,379,059	1,333,446
Obligations under capital leases, excluding current maturities (including $1,702 and $1,769 due to a related party at December 31, 2017 and 2016, respectively)	40,288	50,316
Long-term deferred revenue	138,022	135,877
Tower obligations	93,606	87,653
Deferred income taxes	90,571	137,982
Derivative stock appreciation rights with related party	78,330	29,700
Other liabilities	60,093	54,056
Total liabilities	2,047,498	2,012,691

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A-1. Authorized 100,000 shares; issued 32,924 and 32,668 shares at December 31, 2017 and 2016, respectively; outstanding 32,898 and 32,642 shares at December 31, 2017 and 2016, respectively	—	—
Class B-1. Authorized 10,000 shares; issued and outstanding 3,052 and 3,153 shares at December 31, 2017 and 2016, respectively; convertible on a share-per-share basis into Class A-1 common stock	2,578	2,663
Less cost of 26 Class A-1 common shares held in treasury at December 31, 2017 and 2016	(249)	(249)
Paid-in capital	19,133	3,237
Retained earnings (deficit)	(12,296)	17,068
Total GCI Liberty, Inc. stockholders' equity	9,166	22,719
Non-controlling interests	36,836	30,529
Total stockholders’ equity	46,002	53,248
Total liabilities and stockholders’ equity	$2,093,500	2,065,939

GCI LIBERTY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017, 2016, AND 2015
(Unaudited)

(Amounts in thousands, except per share amounts)	2017	2016	2015
Revenues:
Non-related party	$919,204	933,812	973,251
Related party	—	—	5,283
Total revenues	919,204	933,812	978,534

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	280,200	302,578	321,457
Related party	—	—	881
Total cost of goods sold	280,200	302,578	322,338

Selling, general and administrative expenses
Non-related party	370,639	358,356	337,839
Related party	—	—	540
Total selling, general and administrative expenses	370,639	358,356	338,379

Depreciation and amortization expense	197,115	193,775	181,767
Software impairment charge	—	—	29,839
Operating income	71,250	79,103	106,211

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(83,341)	(78,628)	(78,786)
Related party interest expense	(7,716)	(7,455)	(6,602)
Derivative instrument unrealized income (loss) with related party	(48,630)	3,120	(11,160)
Loss on extinguishment of debt	(649)	(640)	(27,700)
Impairment of equity method investment	—	—	(12,593)
Other	2,938	5,569	2,917
Other expense, net	(137,398)	(78,034)	(133,924)
Income (loss) before income taxes	(66,148)	1,069	(27,713)
Income tax (expense) benefit	41,426	(5,205)	1,847
Net loss	(24,722)	(4,136)	(25,866)
Net income (loss) attributable to non-controlling interests	(476)	(469)	159
Net loss attributable to GCI Liberty, Inc.	$(24,246)	(3,667)	(26,025)
Basic net loss attributable to GCI Liberty, Inc. common stockholders per Class A-1 common share	$(0.70)	(0.10)	(0.69)
Basic net loss attributable to GCI Liberty, Inc. common stockholders per Class B-1 common share	$(0.70)	(0.10)	(0.69)
Diluted net loss attributable to GCI Liberty, Inc. common stockholders per Class A-1 common share	$(0.70)	(0.15)	(0.69)
Diluted net loss attributable to GCI Liberty, Inc. common stockholders per Class B-1 common share	$(0.70)	(0.15)	(0.69)

Common shares used to calculate Class A basic EPS	31,344	32,526	34,764
Common shares used to calculate Class A diluted EPS	34,427	36,318	37,921

GCI LIBERTY, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2017	Fourth Quarter 2016	Third Quarter 2017
Revenues
Wireless	$70,738	68,650	69,452
Data	117,169	111,388	113,845
Video	29,501	31,583	29,355
Voice	18,121	20,672	18,562
Total	235,529	232,293	231,214

Cost of goods sold	75,101	74,652	67,496

Contribution	160,428	157,641	163,718

Less SG&A	(90,161)	(93,714)	(90,691)
Plus share-based compensation expense	3,712	3,223	4,858
Plus imputed interest on financed devices	621	672	608
Plus accretion	420	(11)	425
Other	256	(98)	227
Adjusted EBITDA	75,276	67,713	79,145
Transaction costs	686	—	1,620
Pro Forma EBITDA	$75,962	67,713	80,765

GCI LIBERTY, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Twelve Months Ended December 31,
	2017	2016
Revenues
Wireless	$272,347	283,156
Data	454,237	436,398
Video	117,648	127,407
Voice	74,972	86,851
Total	919,204	933,812

Cost of goods sold	280,200	302,578

Contribution	639,004	631,234

Less SG&A	(370,639)	(358,356)
Plus share-based compensation expense	17,453	11,043
Plus imputed interest on financed devices	2,540	2,557
Plus accretion	1,772	1,229
Other	(833)	337
Adjusted EBITDA	289,297	288,044
Transaction costs	15,457	—
Pro Forma EBITDA	$304,754	288,044

GCI Liberty, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited)

(Amounts in Thousands)	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2017	2016	2017	2017	2016
Net income (loss)	$48,373	(16,243)	(8,849)	(24,722)	(4,136)
Income tax expense (benefit)	(44,183)	(2,391)	(2,864)	(41,426)	5,205
Income (loss) before income taxes	4,190	(18,634)	(11,713)	(66,148)	1,069

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	20,964	20,429	21,595	83,341	78,628
Related party interest expense	1,971	1,897	1,953	7,716	7,455
Derivative instrument unrealized income (loss) with related party	(5,340)	12,720	12,270	48,630	(3,120)
Loss on extinguishment of debt	—	640	—	649	640
Other	(1,086)	(3,867)	69	(2,938)	(5,569)
Other expense, net	16,509	31,819	35,887	137,398	78,034

Operating income	20,699	13,185	24,174	71,250	79,103
Plus depreciation and amortization expense	49,568	50,742	48,853	197,115	193,775
Plus share-based compensation expense	3,712	3,223	4,858	17,453	11,043
Plus imputed interest on financed devices	621	672	608	2,540	2,557
Plus (less) accretion expense	420	(11)	425	1,772	1,229
Other	256	(98)	227	(833)	337
Adjusted EBITDA (Note 1)	75,276	67,713	79,145	289,297	288,044
Transaction costs	686	—	1,620	15,457	—
Pro Forma EBITDA (Note 2)	$75,962	67,713	80,765	304,754	288,044

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments,
•Other non-cash adjustments.

(2) Adjusted EBITDA plus transaction costs.

Adjusted and Pro Forma EBITDA are not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA and Pro Forma EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA and Pro Forma EBITDA are useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Pro Forma EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Pro Forma EBITDA do not give effect to cash used for debt service requirements, and thus do not reflect funds available for investment or other discretionary uses. Adjusted EBITDA and Pro Forma EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GCI LIBERTY, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2017			Fourth Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$45,294	25,444	70,738	43,352	25,298	68,650
Data	37,260	79,909	117,169	35,163	76,225	111,388
Video	24,742	4,759	29,501	26,011	5,572	31,583
Voice	5,873	12,248	18,121	6,377	14,295	20,672
Total	$113,169	122,360	235,529	110,903	121,390	232,293

(Amounts in thousands)
	Fourth Quarter 2017			Third Quarter 2017
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$45,294	25,444	70,738	42,224	27,228	69,452
Data	37,260	79,909	117,169	36,991	76,854	113,845
Video	24,742	4,759	29,501	24,991	4,364	29,355
Voice	5,873	12,248	18,121	5,939	12,623	18,562
Total	$113,169	122,360	235,529	110,145	121,069	231,214

(Amounts in thousands)
	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$167,733	104,614	272,347	177,801	105,355	283,156
Data	145,757	308,480	454,237	140,196	296,202	436,398
Video	99,609	18,039	117,648	107,305	20,102	127,407
Voice	23,783	51,189	74,972	26,734	60,117	86,851
Total	$436,882	482,322	919,204	452,036	481,776	933,812

				December 31, 2017		December 31, 2017
				as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2017	2016	2017	2016	2017	2016	2017
Consumer
Data:
Cable modem subscribers[1]	124,900	129,500	125,400	(4,600)	(500)	(3.6)%	(0.4)%
Video:
Basic subscribers[2]	97,200	107,600	99,800	(10,400)	(2,600)	(9.7)%	(2.6)%
Homes passed	252,500	250,800	251,600	1,700	900	0.7%	0.4%
Voice:
Total local access lines in service[3]	48,900	53,400	50,200	(4,500)	(1,300)	(8.4)%	(2.6)%
Business
Data:
Cable modem subscribers[1]	9,900	10,100	10,000	(200)	(100)	(2.0)%	(1.0)%
Voice:
Total local access lines in service[3]	38,500	41,100	39,600	(2,600)	(1,100)	(6.3)%	(2.8)%
Consumer and Business Combined
Wireless
Consumer wireless lines in service[4]	196,800	198,600	200,900	(1,800)	(4,100)	(0.9)%	(2.0)%
Business wireless lines in service[4]	22,600	23,900	22,800	(1,300)	(200)	(5.4)%	(0.9)%
Total wireless lines in service	219,400	222,500	223,700	(3,100)	(4,300)	-1.4%	-1.9%

1 A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber. On January 1, 2017, we transferred 3,100 small business cable modem subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of December 31, 2016 for the number of subscribers that were transferred on January 1, 2017 and for database cleanup in preparation for our new billing system.

2 A basic subscriber is defined as one basic tier of service delivered to an address or separate subunits thereof regardless of the number of outlets purchased. On January 1, 2017, we transferred 500 small business basic subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of December 31, 2016 for the number of subscribers that were transferred on January 1, 2017 and for database cleanup in preparation for our new billing system.

3 A local access line in service is defined as a revenue generating circuit or channel connecting a customer to the public switched telephone network. On January 1, 2017, we transferred 4,800 small business local access lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of December 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

4 A wireless line in service is defined as a revenue generating wireless device. On January 1, 2017, we transferred 3,700 small business wireless lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of December 31, 2016 for the number of subscribers that were transferred on January 1, 2017.